EXHIBIT (i)

      TEACHERS INSURANCE AND ANNUITY ASSOCIATION    GEORGE W. MADISON
      COLLEGE RETIREMENT EQUITIES FUND              EXECUTIVE VICE PRESIDENT AND
      730 Third Avenue/New York, NY 10017-3206      GENERAL COUNSEL
      212 490-9000                                  (212) 916-4750


                                                              September 29, 2004

The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

                  This opinion is furnished in connection with the filing of post-effective amendment No. 11 to the Registration Statement (File Nos. 333-76651 and 811-09301) on Form N-1A for the TIAA-CREF Institutional Mutual Funds. The Registration Statement covers an indefinite amount of securities in the form of shares of beneficial interest in the seven series of the TIAA-CREF Institutional Mutual Funds constituting the TIAA-CREF Lifecycle Funds (the "Shares").

                  I have examined the Certificate of Trust, Declaration of Trust and other corporate records of the TIAA-CREF Institutional Mutual Funds, a good standing certificate from the Secretary of State of the State of Delaware, dated September 27, 2004, and the relevant statutes and regulations of the State of Delaware.

                  My opinion in paragraph 1 with regard to valid existence in the State of Delaware is based solely on the certification by the Secretary of State of Delaware of the Certificate of Trust and good standing certificate.

                  On the basis of such examination, and subject to the qualifications and assumptions herein, it is my opinion that:

                  1. The TIAA-CREF Institutional Mutual Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

                  2. Subject to the continuing effectiveness of the Registration Statement, and assuming the continued valid existence of the trust of the TIAA-CREF Institutional Mutual Funds under Delaware law, the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

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                  I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                                        Sincerely,

                                                        /s/ George W. Madison

                                                        George W. Madison
                                                        Executive Vice President
                                                        and General Counsel